Exhibit 16.1




October 20, 2003




U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      Ridgefiled Acquisiton Corp.
         File No. 0-16335

Ladies and Gentlemen:

We have read and agree with the statements contained in Item 4(a) of the Current Report of Form 8-K, dated October 20, 2003.


Very truly yours,


/s/ Wheeler Wasoff, P.C.



Wheeler Wasoff, P.C.